Exhibit 4.2
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of December 9, 2020, by and among Seer, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of May 12, 2020, by and among the Company and such Existing Investors (the “Prior Agreement”);
WHEREAS, the Existing Investors are holders of at least a majority of the Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, pursuant to that certain Class A Common Stock Purchase Agreement dated November 12, 2020, by and among the Company and such Investors (the “Private Placement Agreement”), certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least a majority of the Registrable Securities and the Company;
NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated as follows and the parties to this Agreement further agree as follows:
1.Definitions. For purposes of this Agreement:
1.1“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.
1.2“Board of Directors” means the board of directors of the Company.
1.3“Class A Common Stock” means shares of the Company’s Class A common stock, $0.00001 par value per share.
1.4“Class B Common Stock” means shares of the Company’s Class B common stock, $0.00001 par value per share.

1.5“Common Stock” means, collectively, shares of Class A Common Stock and Class B Common Stock.
1.6“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in proteomics measurement combined with a data platform to draw inference, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.
1.7“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.8“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.9“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.10“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.11“FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.
1.12“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.14“Fully Diluted Capitalization” means the sum of (i) the outstanding shares of Common Stock; (ii) the shares of Common Stock directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for Common Stock and the exercise of all outstanding options and warrants; and (iii)  the shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company.
1.15“GAAP” means generally accepted accounting principles in the United States.
1.16“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.17“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.18“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.19“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.20“Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs or designs any Company Intellectual Property (as defined in the Purchase Agreement).
1.21“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds (i) at least 2,000,000 shares of Registrable Securities or (ii) shares of Registrable Securities representing at least 2.5% of the Fully Diluted Capitalization (in each case, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.22“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.23“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.24“Preferred Stock” means, collectively, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock.
1.25“Purchase Agreement” means the Series D-1 Preferred Stock Purchase Agreement dated as of May 12, 2020, by and among the Company and certain of the Investors.
1.26“Registrable Securities” means (i) the Class A Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Class A Common Stock issued pursuant to the Private Placement Agreement and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) through (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.
1.27“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.28“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.
1.29“SEC” means the Securities and Exchange Commission.
1.30“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.31“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.32“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.33“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
1.34“Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.35“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share.
1.36“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.
1.37“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.
1.38“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.00001 per share.
1.39“Series D-1 Preferred Stock” means shares of the Company’s Series D-1 Preferred Stock, par value $0.00001 per share.
2.Registration Rights. The Company covenants and agrees as follows:
2.1Demand Registration.
(a)Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10,000,000), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.
(d)The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Class A Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3Underwriting Requirements.
(a)If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $35,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.
2.11“Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO (for the avoidance of doubt, such agreement shall not apply to shares of Common Stock acquired by the Holder in the IPO or in the open market following the IPO) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Class A Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements (or any Holder, officer, director or greater than 1% stockholder) by the Company or the underwriters shall apply to all Holders subject to such agreements to the same extent and with respect to the same percentage of securities as the highest percentage of securities released from any such agreements.
2.12Restrictions on Transfer.
(a)The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144 to be bound by the terms of this Agreement.
(b)Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.
(c)The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, other than in connection with a transaction in compliance with SEC Rule 144 following the

IPO, each transferee agrees in writing to be subject to the terms of this Subsection 2.12, and provided further that in each case, the Holder shall provide the Company or its counsel with such certificates or other representations regarding such transaction as the Company or its counsel may reasonably request. Each certificate, instrument or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.13Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;
(b)following the IPO, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and
(c)the third anniversary of the IPO.
3.Information and Observer Rights.
3.1Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:
(a)as soon as practicable, but in any event not later than the first day of August of each calendar year (i) a balance sheet as of the end of the immediately preceding year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;
(b)as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each year, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and
(c)upon request, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding as of the date of such request, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;
(d)as soon as practicable, but in any event thirty (30) days before the end of each year, a budget and business plan for the next year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements and statements of cash flow for such months and, promptly after prepared and approved by the Board of Directors, any other budgets or revised budgets prepared by the Company;
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3Observer Rights.
(a)As long as Artal International S.C.A. (together with its affiliates, “Artal”) owns not less than fifty percent (50%) of the shares of the Series B Preferred Stock it purchased under the Series B Preferred Stock Purchase Agreement dated March 23, 2018 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Artal to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided further, that such representative may be excluded from attending any closed executive sessions of the Board of Directors if the Board of Directors reasonably determines that having such representative at such closed executive session would be detrimental to the Company; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.
(b)As long as Aju Life Science 3.0 Venture Fund and Aju Good Venture Fund (together with their affiliates, “Aju IB”) own in the aggregate not less than fifty percent (50%) of the shares of the Series C Preferred Stock purchased by Aju IB under the Series C Preferred Stock Purchase Agreement dated March 7, 2019 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Aju IB to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided further, that such representative may be excluded from attending any closed executive sessions of the Board of Directors if the Board of Directors reasonably determines that having such representative at such closed executive session would be detrimental to the Company; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.
(c)As long as aMoon 2 Fund, Limited Partnership (together with its affiliates, “aMoon”) owns in the aggregate not less than fifty percent (50%) of the shares of the Series D Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of aMoon to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided further, that such representative may be excluded from attending any closed executive sessions of the Board of Directors if the Board of Directors reasonably determines that having such representative at such closed executive session would be detrimental to the Company; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor.

3.4Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.
3.5Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii)  to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
4.Rights to Future Stock Issuances.
4.1Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to (i) each Major Investor, (ii) each other Investor that, individually or together with such Investor’s Affiliates, holds at least 100,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof) and (iii) each Key Holder (each a “First Offer Participant,” and collectively, the “First Offer Participants”). A First Offer Participant shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided that each such Affiliate (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” or “Key Holder,” as applicable, under each such agreement (provided that, except as set forth in Section 5.7, any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New

Securities as are allocable hereunder to the First Offer Participant holding the fewest number of shares of Common Stock (including all shares of Class A Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such First Offer Participant).
(a)The Company shall give notice (the “Offer Notice”) to each First Offer Participant, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within twenty (20) days after the Offer Notice is given, each First Offer Participant may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such First Offer Participant (including all shares of Class A Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such First Offer Participant) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each First Offer Participant that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Participant”) of any other First Offer Participant’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Participant may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which First Offer Participants were entitled to subscribe but that were not subscribed for by the First Offer Participants which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Participant bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Participants who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).
(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the First Offer Participants in accordance with this Subsection 4.1.

(d)The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation) and (ii) shares of Common Stock issued in the IPO.
4.2Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.
5.Additional Covenants.
5.1Insurance. The Company shall maintain, from a financially sound and reputable insurer, Directors and Officers liability insurance in an amount and on such other terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors determines that such insurance should be discontinued.
5.2Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to proprietary information, confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board of Directors.
5.3Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
5.4Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors and observers for all reasonable expenses in their services as a nonemployee director or an observer including out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
5.5Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation or elsewhere, as the case may be.
5.6Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors including the Preferred Director (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.
5.7Right to Conduct Activities.
(a)The Company hereby agrees and acknowledges that Maverick Advisors Fund, L.P. and Maverick Ventures Investment Fund, L.P. (together with its affiliates, “Maverick”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Maverick shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Maverick in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of Maverick to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
(b)The Company hereby agrees and acknowledges that Artal is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Artal shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Artal in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of Artal to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. Notwithstanding anything to the contrary in this Agreement, Artal shall retain its rights under Sections 3.1, 3.2 and 4.1 of this Agreement regardless of whether Artal or any of its Affiliates is a Competitor.
(c)The Company hereby agrees and acknowledges that Aju IB are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Aju IB shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Aju IB in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of Aju IB to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
(d)The Company hereby agrees and acknowledges that aMoon is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, aMoon shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by aMoon in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of aMoon to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
(e)The Company hereby agrees and acknowledges that each Fidelity Investor (as defined below) (together with its Affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, no Fidelity Investor (or any of its Affiliates) shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by any Fidelity Investor (or any of its Affiliates) in any entity competitive with the Company or (ii) actions taken by any partner, officer or other representative of any Fidelity Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Fidelity Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. “Fidelity Investors” shall mean any Investors advised or subadvised by Fidelity Management & Research Company or one of its Affiliates.
5.8Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.
6.Miscellaneous.
6.1Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by (i) a Holder to a transferee of Registrable Securities that (A) is an Affiliate of a Holder or (B) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or (ii) a Major Investor to a transferee of all of the Registrable Securities held by such Major Investor; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.
6.3Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attention: Tony Jeffries, and if notice is given to the Investors, a copy shall also be given to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94306, Attention: Kevin Rooney; Patterson Belknap Webb and Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, Attention: Peter Schaeffer; Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110-1726; Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 550 Allerton Street, Redwood City, CA 94063, Attention: Andy Bradley; Attention: James P. Carrigan; Naschitz Brandes Amir & Co., 5 Tuval St. Tel Aviv, Israel, Attention: Asher Assis, Adv., and Inbar Mishory Bartal, Adv and Greenberg Traurig, LLP, One International Place, Suite 2000, Boston, MA 02110, Attention: Bradley A. Jacobson.
6.6Amendments and Waivers. Any term of this Agreement may be amended, or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction, provided however, absent the consent or approval of an adversely affected non-waiving Major Investor who desires to purchase securities in such transaction, any waiver with the effect of reducing the number of New Securities such Major Investor may purchase pursuant to Section 4.1 in any Company financing must proportionately reduce the number of New Securities all other Major Investors may purchase pursuant to Section 4.1 or otherwise in such financing). Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the shares of Common Stock (including shares of Class A Common Stock issued or issuable upon conversion of Preferred Stock) held by the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding anything to the contrary in this Section 6.6 or otherwise in this Agreement, Sections 3.3(a) and 5.7(b) of this Agreement shall not be amended or waived without the written consent of Artal. Notwithstanding anything to the contrary in this Section 6.6 or otherwise in this Agreement, Section 5.7(c) of this Agreement shall not be amended or waived without the written consent of Aju IB. Notwithstanding anything to the contrary in this Section 6.6 or otherwise in this Agreement, Section 5.7(a) of this Agreement shall not be amended or waived without the written consent of Maverick. Notwithstanding anything to the contrary in this Section 6.6 or otherwise in this Agreement, Sections 3.3(c) and 5.7(d) of this Agreement shall not be amended or waived without the written consent of aMoon. Notwithstanding anything to the contrary in this Section 6.6 or otherwise in this Agreement, Section 5.7(e) of this Agreement shall not be amended or waived without the written consent of the Fidelity Investors.
6.7Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.
6.8Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.9Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.
6.11Dispute Resolution. The parties (a)hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
6.12Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

SEER, INC.

By:	/s/ Omid Farokhzad

Name:	Omid Farokhzad

Title:	Chief Executive Officer
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

AJU LIFE SCIENCES 3.0 VENTURE FUND
C/O AJU IB INVESTMENT

By:	/s/ Ji-Won Kim

Name:	Ji-Won Kim

Title:	CEO

AJU GOOD VENTURE FUND
C/O AJU IB INVESTMENT

By:	/s/ Ji-Won Kim

Name:	Ji-Won Kim

Title:	CEO
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

AMOON 2 FUND LIMITED PARTNERSHIP

By:	aMoon 2 Fund G.P. Limited Partnership Its general partner
By:	aMoon General Partner Ltd. Its general partner

By:	/s/ Tomer Berkovitz	/s/ Yair Schindel

Name:	Tomer Berkovitz	Yair Schindel

Title:	Partner & CFO	Managing Partner

AMOON CO-INVESTMENT SPV I, LIMITED
PARTNERSHIP

By:	aMoon 2 Fund G.P. Limited Partnership Its general partner
By:	aMoon General Partner Ltd. Its general partner

By:	/s/ Tomer Berkovitz	/s/ Yair Schindel

Name:	Tomer Berkovitz	Yair Schindel

Title:	Partner & CFO	Managing Partner
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

EMERSON COLLECTIVE INVESTMENTS, LLC

By:	/s/ Steve McDermid

Name:	Steve McDermid

Title:	Authorized Signatory
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

FIDELITY MT. VERNON STREET TRUST:
FIDELTY GROWTH COMPANY FUND

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELTY SERIES GROWTH COMPANY FUND

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY FIDELITY GROWTH COMPANY
COMMINGLED POOL

By:	Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELTY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY SELECT PORTFOLIOS: SELECT
MEDICAL TECHNOLOGY AND DEVICES
PORTFOLIO

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

FIDELITY SELECT PORTFOLIOS: HEALTH CARE
PORTFOLIO

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY ADVISOR SERIES VII: FIDELITY
ADVISOR HEALTH CARE FUND

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND IV:
HEALTH CARE PORTFOLIO

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

FIDELITY CENTRAL INVESTMENT PORTFOLIOS
LLC: FIDELITY U.S. EQUITY CENTRAL FUND

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:	/s/ Chris Maher

Name:	Chris Maher

Title:	Authorized Signatory
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Ray Debbane

Name:	Raymond Debbane

Title:	President of the General Partner
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

MAVERICK VENTURES INVESTMENT
FUND, L.P.

By:	Maverick Capital Ventures, LLC
Its:	General Partner

By:	Maverick Capital Advisors, L.P.
Its:	Manager

By:	/s/ Ginessa Avila

Name:	Ginessa Avila

Title:	Authorized Signatory

MAVERICK ADVISORS FUND, L.P.

By:	Maverick Capital Ventures, LLC
Its:	General Partner

By:	Maverick Capital Advisors, L.P.
Its:	Manager

By:	/s/ Ginessa Avila

Name:	Ginessa Avila

Title:	Authorized Signatory
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SVF II AIV-1 (DE) L.P.

By:	SB Investment Advisers (UK) Limited,
acting as Manager of SVF II AIV-1 (DE) L.P.

By:	/s/ Ruwan Weerasekera

Name:	Ruwan Weerasekera

Title:	Director
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

T. ROWE PRICE HEALTH SCIENCES
FUND, INC.

TD MUTUAL FUNDS - TD HEALTH
SCIENCES FUND

VALIC COMPANY I - HEALTH SCIENCES
FUND

T. ROWE PRICE HEALTH SCIENCES
PORTFOLIO

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

T. Rowe Price Small-Cap Value Fund

T. Rowe Price U.S. Small-Cap Value Equity
Trust

T. Rowe Price U.S. Equities Trust

MassMutual Select Funds - MassMutual

Select T. Rowe Price Small and Mid Cap
Blend Fund

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

T. Rowe Price Small-Cap Stock Fund, Inc.

T. Rowe Price Institutional Small-Cap Stock
Fund

T. Rowe Price Spectrum Conservative
Allocation Fund

T. Rowe Price Spectrum Moderate Allocation
Fund

T. Rowe Price Spectrum Moderate Growth
Allocation Fund

T. Rowe Price Moderate Allocation Portfolio

U.S. Small-Cap Stock Trust

VALIC Company I - Small Cap Fund

TD Mutual Funds — TD U.S. Small-Cap
Equity Fund

T. Rowe Price U.S. Small - Cap Core Equity
Trust

Minnesota Life Insurance Company

Costco 401(k) Retirement Plan

MassMutual Select Funds — MassMutual

Select T. Rowe Price Small and Mid Cap
Blend Fund

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

MassMutual Select Funds — MassMutual

Select T. Rowe Price Small and Mid Cap
Blend Fund

New York City Deferred Compensation Plan

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WING TWO, L.P.

for itself and as a nominee for

Wing Principals Two, L.P. and

Wing Strategic Partners Two, L.P.

By:	Wing Ventures II, L.L.C.

Its:	General Partner

By:	/s/ Hilary Strain

Name:	Hilary Strain

Title:	Chief Financial Officer
SIGNATURE PAGE TO SEER, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
Investors
SVF II AIV-1 (DE) L.P.
SB Investment Advisers (UK) Limited
Attn: Legal
69 Grosvenor Street
London, W1K 3JP, United Kingdom
Email: legal@softbank.com
with a copy to:
SB Investment Advisers (US) Inc.
Attn: Legal
1 Circle Star Way, 3F
San Carlos, CA 94070

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund
BNY Mellon
One BNY Mellon Center
500 Grant Street AIM 151-2700
Pittsburgh, Pa 15258
Email: GCEAmericas@bnymellon.com
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com
Fidelity Growth Company Commingled Pool
Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund
BNY Mellon
One BNY Mellon Center
500 Grant Street AIM 151-2700
Pittsburgh, Pa 15258
Email: GCEAmericas@bnymellon.com

Fidelity Select Portfolios: Select Medical Technology and Devices Portfolio
Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
Email: BBH.Fidelity.CA.Notifications@BBH.com
Fidelity Select Portfolios: Health Care Portfolio
Fidelity Select Portfolios: Biotechnology Portfolio
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund
Variable Insurance Products Fund IV: Health Care Portfolio
Fidelity Central Investment Portfolios LLC
Fidelity U.S. Equity Central Fund

Aju Life Science 3.0 Venture Fund
201 Teheran-ro, 5th floor
Gangnam-gu, Seoul, Korea 06141
Aju Good Venture Fund
201 Teheran-ro, 5th floor
Gangnam-gu, Seoul, Korea 06141
aMoon 2 Fund, Limited Partnership
aMoon Co-Investment SPV I, L.P.
34 Yerushalaim Rd,
Beit Gamla, 6th Floor,
Ra’anana, 4350110
Israel
Invus Public Equities, L.P.
C/O The Invus Group, LLC
750 Lexington Avenue
New York, NY 10022
Att’n: Raymond Debbane
With a cc to: Philippe Amouyal
Emerson Collective Investments, LLC
Name of Contact: Steve McDermid
Address of Contact:
PO Box 61239, Dept 1173
Palo Alto, CA 94306
E-Mail Address: steve@emersoncollective.com, with a copy to legal@emersoncollective.com
Name of Contact: Tina Rosado
Address of Contact:
Rosewood Family Advisors LLP
PO Box 61239

Dept 1173
Palo Alto, CA  94306
Telephone Number: 650-210-5118
E-Mail Address: tina@rfallp.com with a copy to LAKFOS@rfallp.com
Maverick Advisors Fund, L.P.
c/o Maverick Capital, Ltd.
1900 N. Pearl Street, 20th Floor
Dallas, TX 75201
Attn: General Counsel
Maverick Ventures Investment Fund, L.P.
c/o Maverick Capital, Ltd.
1900 N. Pearl Street, 20th Floor
Dallas, TX 75201
Attn: General Counsel
T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds - TD Health Sciences Fund
VALIC Company I - Health Sciences Fund
T. Rowe Price Health Sciences Portfolio

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
New York City Deferred Compensation Plan
T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Spectrum Conservative Allocation Fund
T. Rowe Price Spectrum Moderate Allocation Fund
T. Rowe Price Spectrum Moderate Growth Allocation Fund
T. Rowe Price Moderate Allocation Portfolio
U.S. Small-Cap Stock Trust
VALIC Company I - Small Cap Fund
TD Mutual Funds - TD U.S. Small-Cap Equity Fund
T. Rowe Price U.S. Small-Cap Core Equity Trust
Minnesota Life Insurance Company
Costco 401(k) Retirement Plan
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price U.S. Small-Cap Value Equity Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090
Email: andrew.baek@troweprice.com
Dynamics Group LLC
15 Laura Street
Waban, MA 02468
Robert S. Langer, Jr.
98 Montvale Road
Newton, MA 02459
Philip Ma
600 Palm Haven Avenue
San Jose, CA 95125
Soulbrain Co., Ltd.
34, Pangyo-Ro 255 Beon-Gil, Bundang-Gu
Seongnam-Si, Gyenggi-Do, Republic of Korea
Attn: Dr. Nam Huh
Strong Bridge, LLC
c/o North Star Advisors, LLC
880 Winter Street, Suite 350
Waltham, MA 02451
Mostafa Ronaghi
95 Stern Lane
Atherton, CA 94027
HBM Genomics Ltd.
Governors Square, Suite #4-212-2
23 Lime Tree Bay Avenue
West Bay
Grand Cayman, Cayman Islands
HBM Healthcare Investments (Cayman) Ltd.
Governors Square, Suite #4-212-2
23 Lime Tree Bay Avenue
West Bay
Grand Cayman, Cayman Islands
Omead Ostadan
11238 Wheatland Pl
San Diego, CA 92131
David Epstein
17121 Collins Ave, Apt 2105
Sunny Isles Beach, Florida 33160

WS Investment Company, LLC (2017A)
Attn: James Terranova
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
WS Investment Company, LLC (2018A)
Attn: James Terranova
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Alfred Sandrock
40 Rochester Road
Newton, MA 02458
R. Randolph Scott
c/o Newmark Cornish & Carey
245 Lytton Avenue, Suite 150
Palo Alto, CA 94301
2003 Ma Family Living Trust
600 Palm Haven Avenue
San Jose, CA 95125
OCF 2014 Trust
15 Laura Street
Waban, MA 02468
SAF-BND Trust
15 Laura Street
Waban, MA 02468
Wing Two, L.P.
480 Lytton Avenue
Palo Alto, CA 94301
Global AG Investments LLC
c/o 1928 Alcova Ridge Dr.
Las Vegas, NV 89135
Leslie Hellewell
6662 Mayhews Landing Road
Newark, CA 94560

SCHEDULE B
Key Holders
Omid Farokhzad
15 Laura Street
Waban, MA 02468
Robert S. Langer, Jr.
98 Montvale Road
Newton, MA 02459
Philip Ma
600 Palm Haven Avenue
San Jose, CA 95125
Dynamics Group LLC
15 Laura Street
Waban, MA 02468
2003 Ma Family Living Trust
600 Palm Haven Avenue
San Jose, CA 95125
OCF 2014 Trust
15 Laura Street
Waban, MA 02468
SAF-BND Trust
15 Laura Street
Waban, MA 02468
SVF II AIV-1 (DE) L.P.
SB Investment Advisers (UK) Limited
Attn: Legal
69 Grosvenor Street
London, W1K 3JP, United Kingdom
Email: legal@softbank.com